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                                                                EXHIBIT 5.1
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                                         November 7, 1995


Primark Corporation
1000 Winter Street, Suite 4300N
Waltham, MA 02154

Dear Ladies and Gentlemen:

        I am General Counsel of Primark Corporation, a Michigan corporation (the "Company"). I am providing you with this opinion in connection with the underwritten public offering of up to 4,356,200 shares (including an underwriters' over-allotment option of 568,200 shares) of the Company's Common Stock, without par value (the "Common Stock") which includes up to 4,068,200 shares to be issued by the Company ("Company Shares") and 288,000 shares (the "Secondary Shares") to be sold by certain selling shareholders named in the Registration Statement, as hereinafter defined.

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended
(the "Act").

        In connection with this opinion, I have examined (i) the Registration Statement of the Company on Form S-3 relating to the Company Shares and the Secondary Shares filed with the Securities and Exchange Commission (the "Commission") on November 1, 1995 as amended by Amendment No. 1 to the Registration Statement filed with the Commission on November 7, 1995 (the "Registration Statement"); (ii) the Certificate of Incorporation and the By-laws of the Company, in each case as amended to the date hereof; (iii) certain resolutions of the Board of Directors of the Company; (iv) a specimen certificate evidencing the Common Stock; (v) the form of the U.S. Underwriting Agreement (the "U.S. Underwriting Agreement") to be entered into by and among the Company, PaineWebber Incorporated, Alex. Brown & Sons Incorporated and A.G. Edwards & Sons, Inc., acting severally on behalf of

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Primark Corporation
November 7, 1995
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themselves and the several Underwriters named therein (the "U.S.
Underwriters"), and the Selling Shareholders named therein; (vi) the form of the International Underwriting Agreement (the "International Underwriting Agreement," and together with the U.S. Underwriting Agreement, the "Underwriting Agreements") to be entered into by and among the Company, the Selling Shareholders named therein, and PaineWebber International, Alex. Brown & Sons Incorporated and A.G. Edwards & Sons, Inc., acting severally on behalf of themselves and the several International Underwriters named therein (collectively, the "International Underwriters," and together with the U.S. Underwriters, the "Underwriters"); and (vii) such other documents as I have deemed necessary or appropriate for the opinions expressed below.

          In my examination I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed below which I did independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          I am admitted to the Bar of the State of Michigan and I do not express any opinion as to the law of any other jurisdiction.

          Based upon and subject to the foregoing, and assuming that the Underwriting Agreements are in substantially the form examined by me and have been duly executed and delivered by the parties thereto, I am of the opinion that (i) the issuance of the Company Shares has been duly authorized and, when certificates for the

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Primark Corporation
November 7, 1995
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Company Shares in the form of the specimen certificates examined by me have been duly executed, delivered and paid for in accordance with the terms of the Underwriting Agreements, the Company Shares will be validly issued, fully paid and nonassessable, and (ii) the Secondary Shares outstanding on the date hereof are validly issued, fully paid and nonassessable, and the Secondary Shares to be issued upon the exercise of stock options, when issued in accordance with the terms of the relevant stock option plans, will be validly issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in each of the prospectuses which constitute a part of this Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,

                                   /s/ Michael R. Kargula
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                                   Michael R. Kargula